UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2013

Zynex, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9990 Park Meadows Drive Lone Tree, Colorado	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2013, Zynex Medical, Inc. (the “Company”), a wholly-owned subsidiary of Zynex, Inc. (“Zynex”), entered into an Office Lease (the “Lease”) with Public Service Credit Union (the “Landlord”), with the Lease effective as of May 1, 2013. The Lease is for the Company’s current headquarters consisting of 75,328 rentable square feet located at 9990 Park Meadows Drive, Lone Tree, Colorado 80124 (the “Premises”).

The term of the Lease commences on May 1, 2013 and continues until November 30, 2023, with two options to renew the lease for an additional five-year term for each option. Under the terms of the lease, the Company is not required to pay any rent for the first six months of the lease. Base rent is $20.50 per square foot per year for the next 12 months, with base rent increasing by $0.50 per square foot each year thereafter. The Company must also pay the Landlord additional rent for operating expenses of the Premises, subject to certain conditions and limitations. The Company is also entitled to a $15.00 per square foot allowance for tenant improvements, payable as set forth in the Lease. The Lease contains customary event of default, termination, maintenance, indemnification and other lease terms. All obligations of the Company under the Lease are guaranteed by Zynex.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.

Date: June 24, 2013	By:	/s/ Thomas Sandgaard
Thomas Sandgaard,
Chief Executive Officer